Exhibit 99.1

Paylocity Announces First Quarter Fiscal Year 2016 Financial Results

•                  Q1 2016 Total Revenue of $45.1 million, up 45% year-over-year

•                  Q1 2016 Recurring Revenue of $42.9 million, up 45% year-over-year

Arlington Heights, IL. — November 5, 2015 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the first quarter of fiscal year 2016, which ended September 30, 2015.

“Fiscal 2016 is off to a very strong start, with first quarter total revenue growth of 45%. We continue to see strong demand for our unified payroll and HCM platform and are encouraged by the response to our ACA Enhanced product offering,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “In October we saw record attendance at our annual client conference, where we had the opportunity to share our product roadmap and interact with clients from across the country.”

First Quarter 2016 Financial Highlights

Revenue:

•                  Total revenue was $45.1 million, an increase of 45% from the first quarter of fiscal year 2015.

•                  Total recurring revenue was $42.9 million, representing 95% of total revenue and an increase of 45% from the first quarter of fiscal year 2015.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $3.3 million compared to Adjusted EBITDA of $0.4 million in the first quarter of fiscal year 2015.

Operating Income (Loss):

•                  GAAP operating loss was ($3.4) million, compared to an operating loss of ($4.9) million in the first quarter of fiscal year 2015.

•                  Non-GAAP operating income was $0.9 million, compared to non-GAAP operating loss of ($1.4) million in the first quarter of fiscal year 2015.

Net Income (Loss):

•                  GAAP net loss was ($3.4) million. This compares to a net loss of ($4.9) million for the first quarter of fiscal year 2015. Net loss per share was ($0.07) for the three months ended September 30, 2015 based on 50.7 million basic and diluted weighted average common shares outstanding. Net loss per share was ($0.10) for the first quarter of fiscal year 2015, based on 49.6 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $0.9 million. This compares to non-GAAP net loss of ($1.4) million for the first quarter of fiscal year 2015. Non-GAAP net income per share was $0.02 for the three months ended September 30, 2015, based on 53.4 million diluted weighted average common shares outstanding. Non-GAAP net loss per share was ($0.03) for the first quarter of fiscal year 2015, based on 49.6 million basic and diluted weighted average common shares outstanding.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $78.7 million at the end of the quarter.

•                  Cash flow from operations for Q1 2016 was $3.0 million compared to ($0.2) million for Q1 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of November 5, 2015, Paylocity is issuing guidance for the second quarter and updated full fiscal year 2016 as indicated below.

Second Quarter 2016:

•                  Total revenue is expected to be in the range of $48.0 million to $49.0 million.

•                  Adjusted EBITDA is expected to be in the range of $1.0 million to $2.0 million.

•                  Non-GAAP net loss is expected to be in the range of ($2.0) million to ($1.0) million, or ($0.04) to ($0.02) per share, based on approximately 51.0 million basic and diluted weighted average common shares outstanding.

Fiscal Year 2016:

•                  Total revenue is expected to be in the range of $210.0 million to $214.0 million.

•                  Adjusted EBITDA is expected to be in the range of $16.5 million to $18.5 million.

•                  Non-GAAP net income is expected to be in the range of $2.0 million to $4.0 million, or $0.04 to $0.07 per share, based on approximately 54.0 million diluted weighted average common shares outstanding.

Conference Call Details

Paylocity will host a conference call to discuss its first quarter fiscal year 2016 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 50116272. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products, such as ACA Enhanced, to its existing customers and new customers; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to manage its growth effectively; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry; changes in the competitive environment in Paylocity’s industry and the market in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 14, 2015.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	September 30,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$81,258	$78,691
Accounts receivable, net	1,115	1,328
Prepaid expenses and other	4,416	5,051
Deferred income tax assets, net	775	389

Total current assets before funds held for clients	87,564	85,459
Funds held for clients	591,219	542,612

Total current assets	678,783	628,071
Long-term prepaid expenses	403	409
Capitalized internal-use software, net	7,357	8,724
Property and equipment, net	16,061	17,195
Intangible assets, net	11,941	11,561
Goodwill	6,003	6,003

Total assets	$720,548	$671,963

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable	$1,327	$1,973
Consideration related to acquisitions	511	300
Accrued expenses	16,430	16,855

Total current liabilities before client fund obligations	18,268	19,128
Client fund obligations	591,219	542,612

Total current liabilities	609,487	561,740
Deferred rent	2,607	3,259
Deferred income tax liabilities, net	874	572

Total liabilities	$612,968	$565,571
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2015 and September 30, 2015	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2015 and September 30, 2015, 50,703 shares issued and outstanding at June 30, 2015; and 50,833 shares issued and outstanding at September 30, 2015	51	51
Additional paid-in capital	155,672	157,919
Accumulated deficit	(48,143)	(51,578)
Total stockholders’ equity	$107,580	$106,392
Total liabilities and stockholders’ equity	$720,548	$671,963

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,
	2014	2015
Revenues:
Recurring fees	$29,142	$42,363
Interest income on funds held for clients	363	528
Total recurring revenues	29,505	42,891
Implementation services and other	1,604	2,217
Total revenues	31,109	45,108
Cost of revenues:
Recurring revenues	10,057	13,157
Implementation services and other	5,395	7,038
Total cost of revenues	15,452	20,195
Gross profit	15,657	24,913
Operating expenses:
Sales and marketing	9,078	12,450
Research and development	4,027	5,429
General and administrative	7,448	10,451
Total operating expenses	20,553	28,330
Operating loss	(4,896)	(3,417)
Other income	49	83
Loss before income taxes	(4,847)	(3,334)
Income tax expense	28	101
Net loss	$(4,875)	$(3,435)
Net loss per share:
Basic	$(0.10)	$(0.07)
Diluted	$(0.10)	$(0.07)
Weighted-average shares used in computing net loss per share:
Basic	49,566	50,744
Diluted	49,566	50,744

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three months ended September 30 are included in the above line items:

	Three months ended September 30,
	2014	2015
Cost of revenue — recurring	$348	$397
Cost of revenue — implementation services and other	291	291
Sales and marketing	884	927
Research and development	535	627
General and administrative	1,225	1,664
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$3,283	$3,906

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,
	2014	2015
Cash flows from operating activities:

Net loss	$(4,875)	$(3,435)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	3,283	3,712
Depreciation and amortization	1,931	2,719
Deferred income tax (benefit) expense	20	84
Provision for doubtful accounts	42	25
Loss on disposal of equipment	30	66
Changes in operating assets and liabilities:
Accounts receivable	(85)	(238)
Prepaid expenses	(368)	(639)
Trade accounts payable	(245)	133
Accrued expenses	67	551
Net cash provided by (used in) operating activities	(200)	2,978

Cash flows from investing activities:
Capitalized internal-use software costs	(912)	(2,043)
Purchases of property and equipment	(2,499)	(1,588)
Payments for acquisitions	(2,385)	(183)
Net change in funds held for clients	(14,964)	48,607
Net cash provided by (used in) investing activities	(20,760)	44,793

Cash flows from financing activities:
Net change in client funds obligation	14,964	(48,607)
Payments on initial public offering costs	(75)	—
Proceeds from exercise of stock options	66	137
Taxes paid related to net share settlement of equity awards	—	(1,868)
Net cash provided by (used in) financing activities	14,955	(50,338)
Net Change in Cash and Cash Equivalents	(6,005)	(2,567)
Cash and Cash Equivalents—Beginning of Year	78,848	81,258
Cash and Cash Equivalents—End of Year	$72,843	$78,691
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowance received from landlord	—	$375
Purchase of property and equipment, accrued but not paid	$488	$845
Supplemental disclosure of cash flow information
Cash paid for income taxes	$2	$16

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended September 30,
	2014	2015
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$15,657	$24,913
Amortization of capitalized internal-use software costs	593	942
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	639	688
Adjusted gross profit	$16,889	$26,543

	Three months Ended September 30,
	2014	2015
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$29,505	$42,891
Cost of recurring revenues	10,057	13,157
Recurring gross profit	19,448	29,734
Amortization of capitalized internal-use software costs	593	942
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	348	397
Adjusted recurring gross profit	$20,389	$31,073

	Three months Ended September 30,
	2014	2015
Reconciliation from net loss to Adjusted EBITDA:
Net loss	$(4,875)	$(3,435)
Interest expense	—	—
Income tax expense	28	101
Depreciation and amortization	1,931	2,719
EBITDA	(2,916)	(615)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,283	3,906
Adjusted EBITDA	$367	$3,291

	Three months Ended September 30,
	2014	2015
Reconciliation from operating loss to non-GAAP operating income (loss):
Operating loss	$(4,896)	$(3,417)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,283	3,906
Amortization of acquired intangibles	190	380
Non-GAAP operating income (loss)	$(1,423)	$869

	Three months Ended September 30,
	2014	2015
Reconciliation from net loss to non-GAAP net income (loss):
Net loss	$(4,875)	$(3,435)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,283	3,906
Amortization of acquired intangibles	190	380
Non-GAAP net income (loss)	$(1,402)	$851

	Three months Ended September 30,
	2014	2015
Calculation of non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$(1,402)	$851
Pro forma weighted average number of shares of common stock	49,566	53,382
Non-GAAP net income (loss) per share	$(0.03)	$0.02

	Three months Ended September 30,
	2014	2015
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$9,078	$12,450
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	884	927
Non-GAAP Sales and Marketing	$8,194	$11,523

	Three months Ended September 30,
	2014	2015
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$4,027	$5,429
Capitalized internal-use software costs	912	2,043
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	535	627
Non-GAAP Total Research and Development	$4,404	$6,845

	Three months Ended September 30,
	2014	2015
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$7,448	$10,451
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,225	1,664
Amortization of acquired intangibles	190	380
Non-GAAP General and Administrative	$6,033	$8,407